                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 (AMENDMENT NO.1)

                                 CURRENT REPORT
                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934

       Date of Report (Date of Earliest Event Reported): February 26, 1999


                                 CTS CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

                                     Indiana
                           State or other Jurisdiction
                                of Incorporation


                1-04639                        35-0225010
         (Commission File Number) (I.R.S. Employer Identification No.)


                            905 West Boulevard North
                             Elkhart, Indiana 46514
                    (Address of Principal Executive Offices)

                                 (219) 293-7511

    This Amendment to the Registrant's Current Report on Form 8-K, dated February 26, 1999, and filed with the Securities and Exchange Commission on March 11, 1999 (as amended in a Form 8-K/A filed on March 12, 1999, the "Form 8-K"), is being filed in order to include the financial statements
    and  pro  forma  financial   information  required  with  respect  to  the
    acquisition by a subsidiary of Registrant of the Component Products Division of the Automotive, Component, Computer and Energy Sector ("CPD") of Motorola, Inc. on February 26, 1999. These financial statements and financial information were omitted from the disclosure contained in the Form 8-K pursuant to the instructions to Item 7 thereof. Pursuant to Rule 12b-15 under the Securities Exchange Act of 1934, as amended, the complete text of Item 7, as amended, is set forth below.

    Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a) Financial statements of business acquired. The audited combined balance sheets of the Component Products Division of Motorola, Inc. as of December 31, 1997 and 1998 and the related combined statements of operations and division equity and cash flows for each of the years in the three-year period ended December 31, 1998 can be found at pages F-4 through F-15.

(b) Pro forma financial information. The Unaudited Pro Forma Combined Balance Sheet as of December 31, 1998 and the Unaudited Pro Forma Combined Statement of Income for the year ended December 31, 1998 (the "Pro Forma Financial Statements") can be found at pages F-1 through F-3. The Pro Forma Financial Statements were prepared based upon historical financial statements of CTS Corporation (the "Company"), adjusted to give effect to the purchase of the Component Products Division of Motorola, Inc. ("CPD") effective February 26, 1999, accounted for under the purchase method of accounting. A description of the transaction, the assumptions applied and explanations for the related pro forma adjustments are described in the accompanying notes to the Pro Forma Financial Statements. The Pro Forma Financial Statements should be read in conjunction with the historical financial statements of CPD included in Item 7
(a) of this Form 8-K/A and the historical financial statements of the Company. The fiscal year of the Company and CPD ends on December 31.

The Pro Forma Financial Statements exclude any benefits that may be derived from synergies or the elimination of duplicate efforts as a result of the acquisition. In addition, the Pro Forma Financial Statements may not be indicative of the results that actually would have occurred if the acquisition had been in effect on the date indicated or which may be obtained in the future.

     (c) Exhibits


2.1 Asset Sale Agreement by and among Motorola, Inc., CTS Wireless Components, Inc., and CTS Corporation, dated December 22, 1998 (filed as Exhibit (10)
      (1) to CTS' Annual Report for 1998 on Form 10-K, filed on February 25, 1999, and incorporated by reference herein).

23 Consent of KPMG to incorporation by reference on Form 8-K/A to Registration Statement 33-27749 on Form S-8 and Registration Statement 333-5730 on Form S-8.

99.1 Press Release dated February 26, 1999 (filed as Exhibit 99.1 to CTS' current report on Form 8-K, filed on March 11, 1999 and incorporated by reference herein).

99.2 Amended and Restated Credit Agreement, dated as of February 26, 1999, by and among CTS, the Lenders named therein, and NBD Bank, N.A., as Agent (filed as Exhibit 99.1 to CTS' current report on Form 8-K, filed on March 11, 1999 and incorporated by reference herein).

99.3 Guaranty, dated as of February 26, 1999, by Buyer, CTS, and any subsidiaries of the Borrower as defined therein, in favor of the Agent (filed as Exhibit 99.1 to CTS' current report on Form 8-K, filed on March 11, 1999 and incorporated by reference herein).




                                  SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                CTS CORPORATION

(GRAPHIC  OMITTED)
Dated (May 12, 1999)          By:  /S/_Jeannine  M. Davis
                            Name:  Jeannine  M. Davis
                           Title:  Senior  Vice  President
                                   General  Counsel and Secretary


                                            CTS Corporation
                             Unaudited Pro Forma Combined Statements of Income

(In thousands, except per share data)


                                                                                Year Ended December 31, 1998
                                                                                ----------------------------
                                                 Historical      Motorola                     Historical
                                                 Motorola      CPD Division    Motorola        CTS         Pro Forma     Pro Forma
                                                 CPD Division  Adjustments(A)  CPD Division  Corporation   Adjustments    Combined
                                                 ------------  --------------  ------------  -----------   -----------    --------

Net sales                                         $ 315,000     $ (9,700)    $ 305,300       $ 370,441         $  0        $675,741
Cost of Sales, exclusive of items listed below      265,000      (16,300)      248,700         255,844       (7,400) (B)    497,144
Selling, general and administrative expenses         58,000       (3,300)       54,700          51,602        3,200  (C)    109,502
Research and development expenses                     8,000            0         8,000          13,387            0          21,387
                                                      -----        -----         -----          ------       ------          ------
     Operating earnings (loss)                      (16,000)       9,900        (6,100)         49,608       (4,200)         47,708

Interest expense, net                                 3,000         (400)        2,600           1,053        6,200  (D)      9,853
Other expense (income), net                               0       (2,600)       (2,600)           (886)           0          (3,486)
                                                     ------       ------        ------           ------      ------           ------
     Earnings (loss) before income tax              (19,000)      12,900        (6,100)         49,441       (2,000)         41,341

Provision for income tax expense (benefit)           (5,000)       3,400        (1,600)         15,368         (125) (E)     13,643
                                                     ------        -----        ------          ------       ------           -----
     Net earnings (loss)                          $ (14,000)     $ 9,500      $ (4,500)       $ 34,073    $  (1,875)       $ 27,698
                                                   =========      =======      ========        ========    =========        ========
Basic:
     Earnings per share from continuing operations                                            $   2.43                     $   1.98
     Weighted-average shares outstanding                                                        14,014                       14,014

Diluted:
     Earnings per share from continuing operations                                            $   2.33                     $   1.90
     Weighted-average shares outstanding                                                        14,614                       14,614


See the accompanying notes to these Unaudited Pro Forma Financial Statements.



                                                                       F-1

                                                                       CTS Corporation
                                                           Unaudited Pro Forma Combined Balance Sheet
                                                                      December 31, 1998
(In thousands)
                                  Historical       Motorola                           Historical
                                   Motorola       CPD Division        Motorola            CTS           Pro Forma      Pro Forma
                                 CPD Division     Adjustments (A)     CPD Division     Corporation       Adjustments     Combined
                                 ------------     ---------------     ------------     -----------       -----------     --------
ASSETS
Current assets
  Cash and cash equivalents                0         $      0          $     0         $ 16,273         $     0         $ 16,273
  Accounts receivable, net            38,000         (38,000)                0           47,043               0           47,043
  Inventory, net                      33,000         (12,200)           20,800           33,322               0           54,122
 Other current assets                  3,000          (3,000)                0           21,945               0           21,945
                                      -----            -----             -----           ------           ------           ------

     Total current assets             74,000         (53,200)           20,800          118,583               0          139,383

Property, plant and equipment        130,000         (57,800)           72,200           67,186           8,800 (F)      148,186
Other intangible assets                    0                0                0                0          31,400 (G)       31,400
Other noncurrent assets                    0                0                0          107,420           4,300 (H)      111,720
                                      ------           ------           ------          -------          ------          -------



                                     130,000         (57,800)           72,200          174,606          44,500 (F)      291,306
                                     -------         -------            ------          -------          ------          -------
     Total assets                 $  204,000     $  (111,000)        $  93,000        $ 293,189       $  44,500         $430,689
                                  ==========     ===========         =========        =========       =========         ========


LIABILITIES
Current liabilities
  Current long-term debt            $      0        $       0          $     0         $ 14,000        $      0         $ 14,000
  Other current liabilities           11,000          (11,000)               0           38,133           4,000 (I)       42,133
  Accrued payroll liabilities          7,000           (7,000)               0           12,832               0           12,832
  Accounts payable                    22,000          (22,000)               0           17,412               0           17,412
                                      ------            ----            ------           ------          ------           ------

     Total current liabilities        40,000          (40,000)               0           82,377           4,000           86,377

Long-term debt                        41,000            1,000           42,000           42,000          94,000 (J)      178,000
Postretirement benefits                    0                0                0            4,260               0            4,260
Other long-term liabilities           10,000           (3,900)           6,100           40,713               0           46,813
                                      ------           ------            -----           ------          ------           ------
     Total long-term liabilities      51,000          (2,900)           48,100           86,973          94,000          229,073

Common stock                               0                0                0          190,347               0          190,347
Treasury stock                             0                0                0         (275,471)              0         (275,471)
Additional paid-in capital                 0                0                0           10,872               0           10,872
Retained earnings                          0                0                0          198,091          (8,600) (H)     189,491
Division equity                      113,000          (68,100)          44,900                0         (44,900) (H)           0
                                     -------         -------            ------           ------         -------           -------

     Total equity                    113,000          (68,100)          44,900          123,839         (53,500)         115,239
                                     -------         -------            ------          -------        -------           -------
     Total liabilities and equity $  204,000     $   (111,000)       $  93,000        $ 293,189       $  44,500         $430,689
                                  ==========      ===========         =========        =========       =========        ========


See the accompanying notes to these Unaudited Pro Forma Financial Statements.

                                                                               F-2

On February 26, 1999, CTS Wireless Components ("Buyer"), a wholly owned subsidiary of CTS Corporation ("CTS"), pursuant to an Asset Sale Agreement dated December 22, 1998 acquired certain assets and assumed certain liabilities of the Component Products Division of the Automotive, Component, Computer and Energy Sector of Motorola, Inc. ("Motorola"). Buyer paid to Motorola $94 million cash at the closing and agreed to make additional contingent payments to Motorola in each of the following five fiscal years beginning with fiscal year 1999. The amount of these additional payments are contingent on CPD's results of operations, and will not exceed an aggregate amount of $105 million. Contingent payments made under this agreement are capped at $25,400,000 for 1999, $27,400,000 for 2000, and $17,400,000 for each of the three fiscal years thereafter.

In addition to these payments, Buyer assumed $48 million of debt (including pension obligation) as part of the CPD acquisition. The Unaudited Pro Forma Combined Balance Sheet assumes that the acquisition occurred on December 31, 1998, and the Unaudited Pro Forma Statement of Income assumes that the acquisition occurred on January 1, 1998.

The acquisition has been accounted for under the purchase method of accounting. The following is a summary of pro forma adjustments reflected in the Unaudited Pro Forma Combined Balance Sheet and Statement of Income.

(A) The amounts in the Motorola CPD Division Adjustments column in the Unaudited Pro Forma Combined Statement of Income and Balance Sheet represents the elimination of CPD operations not acquired by the Company, the elimination of assets and liabilities not acquired by the Company and the related tax effect of these adjustments.

(B) The Company has recorded an adjustment to depreciation to conform to the Company's methodologies. CPD had used the double declining balance method and CTS uses the straight line method.

(C) The adjustment represents the amortization of intangibles related to the acquisition. Core technology of $9.5 million is amortized over 4 years and goodwill of $21.9 million is amortized over 25 years.

D) This amount represents the increase in interest expense resulting from the additional long-term debt obtained to finance the acquisition.

(E) This adjustment represents the tax effect of the pro forma adjustments made in the Unaudited Pro Forma Combined Statements of Income.

(F) The Company has recorded a fair value adjustment to property, plant and equipment.

(G) This amount represents the adjustment required to record the intangible assets resulting from the acquisition including core technology of $9.5 million and goodwill of $21.9 million.

(H) These adjustments represent the elimination of CPD's historical equity and the write-off of the acquired in-process research and development of $12.9 million ($8.6 million net of tax).

(I) This amount represents accruals for acquisition costs (legal, investment banking, etc.) arising from the transaction.

(J) This amount represents the adjustment required to record long-term debt resulting from the transaction.

                          Independent Auditors' Report

The Board of Directors
Motorola, Inc.:

We have audited the accompanying combined balance sheets of the Component Products Division (Division) of Motorola, Inc. (Parent) as of December 31, 1997 and 1998 and the related combined statements of operations and division equity and cash flows for each of the years in the three-year period ended December 31, 1998. These combined financial statements are the responsibility of the Division's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Component Products Division of Motorola, Inc. as of December 31, 1997 and 1998, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1998, in conformity with generally accepted accounting principles.


KPMG LLP
Chicago, Illinois
February 24, 1999




                         COMPONENT PRODUCTS DIVISION
                               OF MOTOROLA, INC.

                            Combined Balance Sheets
                                (in thousands)
                          December 31, 1997 and 1998

                                Assets                                      1997                    1998
                                ------                                      ----                    ----
Current assets:
   Accounts receivable, net of allowance of $400 and
    $300 in 1997 and 1998, respectively, including
    amounts due from other Motorola, Inc. businesses
    of $32,000 and $18,000 in 1997 and 1998, respectively             $   42,000             $    38,000
   Inventories, net                                                       32,000                  33,000
   Other current assets                                                    4,000                   3,000
                                                                           -----                   -----

                 Total current assets                                     78,000                  74,000

Property, plant and equipment, net                                       136,000                 130,000
                                                                         -------                 -------

                 Total assets                                        $   214,000             $   204,000
                                                                     ===========             ===========

                 Liabilities and Division Equity

Current liabilities:
   Accounts payable                                                   $   18,000             $    22,000
   Accrued payroll liabilities                                            10,000                   7,000
   Other current liabilities                                               7,000                  11,000
                                                                           -----                  ------

               Total current liabilities                                  35,000                  40,000
Debt                                                                      41,000                  41,000
Other noncurrent liabilities                                              12,000                  10,000

Division equity                                                          126,000                 113,000
                                                                         -------                 -------

               Total liabilities and division equity                 $   214,000             $   204,000
                                                                     ===========             ===========

See accompanying notes to combined financial statements.

                                                          F-5






                         COMPONENT PRODUCTS DIVISION
                               OF MOTOROLA, INC.

             Combined Statements of Operations and Division Equity

                                (in thousands)

                 Years ended December 31, 1996, 1997, and 1998

                                                                          1996                 1997                 1998
                                                                          ----                 ----                 ----

Net sales,  including  sales to other  Motorola,  Inc.  businesses of $294,000,
   $270,000,  and $185,000,  for the years ended December 31, 1996,  1997, and
   1998,
   respectively                                                       $  333,000            $  343,000           $  315,000

Costs and expenses:
   Cost of goods sold, including expenses allocated from                 258,000               267,000              265,000
       the Parent of $4,000, $4,000 and $3,000, for the years
       ended December 31, 1996, 1997, and 1998, respectively
   Selling, general and administrative expenses,  including expenses allocated from the Parent of $8,000, $13,000, and $13,000, for the years ended December 31, 1996, 1997, and 1998,
       respectively                                                       59,000                57,000               58,000
   Research and development expenses                                      16,000                13,000                8,000
                                                                          ------                ------                -----

                  Operating earnings (loss)                                 -                    6,000              (16,000)

Interest expense allocated from the Parent                                 3,000                 2,000                3,000
                                                                           -----                 -----                -----

                  Earnings (loss) before income taxes                    (3,000)                 4,000             (19,000)

Income tax benefit                                                       (5,000)               (3,000)              (5,000)
                                                                         ------                ------               ------

                  Net earnings (loss)                                      2,000                 7,000             (14,000)

Division equity at beginning of year                                     136,000               114,000              126,000

Transfers (to) from Parent                                              (24,000)                 5,000                1,000
                                                                        -------                  -----                -----

                  Division equity at end of year                      $  114,000            $  126,000           $  113,000
                                                                      ==========            ==========           ==========

See accompanying notes to combined financial statements.


                                                                        F-6




                         COMPONENT PRODUCTS DIVISION
                               OF MOTOROLA, INC.

                       Combined Statements of Cash Flows

                                (in thousands)

                 Years ended December 31, 1996, 1997, and 1998

                                                                          1996                  1997                    1998
                                                                          ----                  ----                    ----

Cash flows from operating activities:
   Net earnings (loss)                                               $   2,000             $   7,000             $   (14,000)
   Adjustments  to  reconcile  net  earnings  (loss) to net cash provided by operating activities:
          Depreciation and amortization, including amounts
              allocated from Parent of $3,000, $2,000, and
              $2,000 in 1996, 1997, and 1998, respectively              43,000                38,000                   39,000
          Loss on disposition of assets                                      0                 1,000                    2,000
          Changes in assets and liabilities:
              Accounts receivable                                       (4,000)              (18,000)                   4,000
              Inventories, net                                           2,000                (9,000)                  (1,000)
              Other current assets                                       2,000                (1,000)                   1,000
              Accounts payable                                           4,000                 5,000                    4,000
              Other accrued liabilities                                      0                     0                   (1,000)
                                                                        ------                ------                   ------

                 Net cash provided by operating activities              49,000                23,000                   34,000

Cash flows from investing activities:
   Capital expenditures                                               (21,000)               (22,000)                 (37,000)
   Proceeds from disposals                                               9,000                 6,000                    3,000
                                                                         -----                 -----                    -----

                 Net cash used in investing activities                (12,000)               (16,000)                 (34,000)

Cash flows from financing activities -
   net cash transferred (to) from Parent                               37,000)               (7,000)                        0
                                                                      -------                ------                   -------


                 Net increase (decrease) in cash                            0                     0                         0
                                                                      -------                -------                  -------
                 Cash at beginning and end of year                   $      0               $     0                  $      0
                                                                     ========               ========                 ========
Supplemental disclosure-
   transfers of equipment from Parent                                $ 13,000               $12,000                  $  1,000
                                                                    ========                =======                  ========
See accompanying notes to combined financial statements.


                                                                       F-7


                           COMPONENT PRODUCTS DIVISION
                                OF MOTOROLA, INC.

                     Notes to Combined Financial Statements

                                 (in thousands)

                        December 31, 1996, 1997, and 1998

(1)  Description of Business

     The Component Products Division (Division) is a division within the Integrated Electronic Systems Sector (Sector) of Motorola, Inc. (Parent). The Division designs and manufactures radio frequency generation components, including quartz crystals and oscillators, ceramic filters, and multilayer ceramic integrated circuits which are used in the production of pager devices, cellular handsets, and other radio equipment.

     The Division is headquartered in Schaumburg, Illinois and has operations in China, Taiwan, Costa Rica, New Mexico, Arizona, and Pennsylvania. The Division sells primarily to other businesses of the Parent and third-party customers in the global communications industry.

(2)  Basis of Presentation

     The accompanying financial statements have been prepared in accordance with generally accepted accounting principles and present the financial position, results of operations, and cash flows of the Division.
     Intracompany accounts and transactions within the Division have been eliminated.

     The Division's cash is managed by the Parent under a centralized system whereby cash generated by the Division is accumulated and managed by the Parent and cash requirements of the Division are funded by the Parent as needed. Accordingly, net changes in cash balances managed by the Parent are recorded as transfers to/from the Parent.

(3)  Summary of Significant Accounting Policies

     (a) Related Party Transactions

     The Division manufactures electronic components for other businesses of the Parent. Resulting sales and related accounts receivable are treated as "arm's-length" transactions and are reflected as such in the financial statements. The Division purchases inventory from other businesses of the Parent, which are also treated as "arm's-length" transactions in the financial statements. Such purchases are not significant for 1996, 1997, and 1998.

     Certain assets, liabilities, and expenses for common services and corporate overhead incurred by the Parent have been allocated to the Division. In management's opinion, the methods employed in allocating the amounts are reasonable and have been applied on a consistent basis. However, the amounts disclosed may not represent the amounts that would have been reported had these transactions occurred with third parties at "arm's-length."

     (b) Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


     (c) Accounts Receivable

     Accounts receivable includes amounts owed by customers for electronic component sales. A provision for uncollectible amounts is
     calculated based on management's  estimates  of  amounts,   which,
     based upon the credit risk associated with the various customer accounts, are subject to substantial collection risk.

         (d)   Inventories

               Inventories are valued at the lower of average cost or market. Management periodically evaluates the net realizability of its inventory. Inherent in the estimates of net realizable value are management estimates related to the Division's future production schedules, customer demand, and ultimate realization of potentially excess or obsolete inventory.

         (e)   Property, Plant, and Equipment

               Property, plant, and equipment are stated at cost. The Division shares certain property, plant, and equipment with other businesses of the Parent. These shared assets have been allocated to the Division based on the Division's activity level. Depreciation is computed over the estimated useful lives of the assets principally on the double-declining balance method. Useful lives for buildings and related equipment range from 20-40 years, and furniture, machinery, and equipment from 3-10 years.

         (f)   Income Taxes

               The Division is included in the consolidated income tax returns of the Parent. The tax benefit of losses and other tax benefits have been claimed in the statements of operations since the benefits are used by the Parent. The Division accounts for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) 109. Pursuant to SFAS 109, deferred tax assets and liabilities are recorded for temporary differences which enter into the determination of taxable income in different periods for financial reporting and income tax purposes.

         (g)   Revenue Recognition

               Revenue from the sale of electronic component products is recognized at the time of shipment.

         (h)   Business and Credit Concentrations

               The Division is dependent upon certain intellectual property maintained by the Parent to sustain its competitiveness. The inability of the Parent to defend its stated intellectual property rights could negatively affect the competitive position of the Division.

               The Division's customers are comprised of device manufacturers which purchase ceramic and quartz components. Financial instruments which potentially subject the Division to concentrations of credit risk consist principally of accounts receivable. As of December 31, 1997 and 1998 other businesses of the Parent accounted for 76% and 47% of the total accounts receivable balance, respectively. For the years ended December 31, 1996, 1997, and 1998 these other businesses accounted for 88%, 79%, and 59% of net sales, respectively.

          (i) Foreign Currency Translation

               The Division's functional currency for all foreign operations is the U.S. dollar. Accordingly, the net effect of gains and losses from translation of foreign currency financial statements into U.S. dollars is included in current operations. Gains and losses resulting from foreign currency transactions are included in current operations and are not significant for 1996, 1997, or 1998.

     (j) Fair Values of Financial Instruments

         The Division believes that the carrying amounts of its financial assets and liabilities, consisting of accounts receivable, accounts payable, accrued expenses, and debt, approximates the fair value of such items.

(4)   Inventories

     Inventories as of December 31, 1997 and 1998 consist of the following:


                                                                                   1997                   1998
                                                                                   ----                   ----
Raw materials                                                                     $14,000               $21,000
Work in progress                                                                   13,000                11,000
Finished goods                                                                      6,000                 4,000
                                                                                    -----                 -----
                                                                                   33,000                36,000
                                                                                   (1,000)               (3,000)
                                                                                   ------                ------
Inventory reserves                                                                $32,000               $33,000
                                                                                  =======               =======



(5)  Property, Plant, and Equipment

     Property, plant and equipment as of December 31, 1997 and 1998 consist of the following:

                                                                                   1997                   1998
                                                                                   ----                   ----
Machinery and equipment                                                          $216,000              $208,000
Building                                                                           71,000                67,000
Land                                                                                1,000                 1,000
Allocated property, plant, and equipment                                           23,000                34,000
                                                                                   ------                ------
                                                                                  311,000               310,000
                                                                                 (175,000)             (180,000)
                                                                                 --------              --------
     Less accumulated depreciation                                               $136,000              $130,000
                                                                                 ========              ========




     Allocated property, plant, and equipment are general corporate assets of the Parent which have been allocated to the Division, through the Sector, based upon a rational allocation methodology, generally on the basis of the Division's activity level.

(6)  Employee Benefit Plans

     Employees of the Division are eligible for health, welfare, and retirement benefits under programs maintained by the Parent. Costs have been allocated to the Division based predominantly on headcount and payroll costs on various proportional allocation formulas. The current portion of these liabilities is included in accrued payroll liabilities.

(7)  Debt

     The  Division  entered  into an  agreement  with the City of  Albuquerque
     (City) under which the Division received the proceeds of industrial revenue bonds issued by the City to expand a production facility in Albuquerque. Terms of the agreement are substantially equivalent to the terms of the bonds. The agreement provides for semi-annual payments of approximately $1,600, which is equivalent to the interest on the bonds, and provides for the debt to be secured by the Albuquerque facility. The weighted average interest rate on the bonds is 7.5%. A balloon principal payment of $41,000 is due on June 1, 2013, the bonds' maturity date.


(8)  Environmental Matters

     Under the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended (CERCLA or Superfund), the Parent has been designated as a potentially responsible party by the United States Environmental Protection Agency with respect to certain waste sites with which the Parent may have had direct or indirect involvement. Such designations are made regardless of the extent of the Parent's involvement. These claims are in various stages of administrative or judicial proceedings. They include demands for recovery of past governmental costs and for future investigations or remedial actions. In many cases, the dollar amounts of the claims have not been specified, and have been asserted against a number of other entities for the same cost recovery or other relief as was asserted against the Parent. The Division has accrued its proportional share of the estimated costs associated with environmental matters which amounted to $3,100 as of December 31, 1997 and 1998.

(9)  Income Taxes

     Income tax expense (benefit) for the years ended December 31, 1996, 1997, and 1998 consists of:



                                                                 Current             Deferred              Total
                                                                 -------             --------              -----
Year ended December 31, 1996
     U.S. Federal                                               $(8,000)           $   ---               $(8,000)
     State and local                                             (2,000)               ---                (2,000)
     Foreign                                                      5,000                ---                 5,000
                                                                  -----               -----                -----
                                                                 (5,000)               ---                (5,000)
                                                                 ======              ======               ======
Year ended December 31, 1997
    U.S. Federal                                                 (5,000)             (1,000)              (6,000)
    State and local                                              (1,000)               ---                (1,000)
    Foreign                                                       4,000                ---                 4,000
                                                                 ------              ------               ------
                                                                 (2,000)             (1,000)              (3,000)
                                                                 ======              ======               ======
Year ended December 31, 1998
     U.S. Federal                                                (8,000)               ---                (8,000)
     State and Local                                             (2,000)               ---                (2,000)
     Foreign                                                      5,000                ---                 5,000
                                                                  -----               -----                -----
                                                                $(5,000)            $  ---               $(5,000)
                                                                =======                ===               =======

                                                                      F-12


Income tax expense (benefit) differed from the amounts computed by applying the U.S. Federal income tax rate of 35% to earnings (loss) before income tax expense as a result of the following:



                                                              1996                   1997                  1998
                                                              ----                   ----                  ----
Computed "expected" tax expense (benefit)                   $(1,000)              $ 1,000               $(7,000)
Increase (decrease) in tax expense (benefit)
   Taxes on non-U.S. earnings                                (2,000)               (3,000)                3,000
   State income taxes, net of Federal benefit                (1,000)               (1,000)               (1,000)
   Other                                                     (1,000)                  ---                   ---
                                                             ------                ------                ------
                                                            $(5,000)              $(3,000)              $(5,000)
                                                            =======               =======               =======

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities at December 31, 1997 and 1998 are presented below:

                                                                                   1997                   1998
                                                                                   ----                   ----
Deferred tax assets:
   Inventory valuation                                                            $3,000               $ 2,000
   Depreciation                                                                    4,000                 5,000
   Capitalized costs                                                               3,000                 4,000
   Employee benefits, principally due to accrual for
      financial reporting purposes                                                 2,000                  ---
   Other                                                                           2,000                 2,000
                                                                                   -----                 -----
          Deferred tax assets                                                    $14,000               $13,000
                                                                                 =======               =======


                                                                    F-13

There is no valuation allowance at December 31, 1997 and 1998, based upon management's estimation of taxable income to be generated and other tax planning strategies employed by the Parent. As the Division is included in the consolidated tax returns of the Parent, identified tax assets are realized through Division equity.

(10)  Industry and Geographic Segment Information

      The Division operates in one industry segment and is engaged in the design and manufacture of radio frequency generation components.

      The following table presents revenues by country based on the product source.



                                                              1996                   1997                  1998
                                                              ----                   ----                  ----
United States                                               $157,000               $ 94,000             $  56,000
China                                                         67,000                126,000               154,000
Taiwan                                                       108,000                122,000               104,000
Other foreign countries                                        1,000                  1,000                 1,000
                                                               -----                  -----                 -----
     Total                                                  $333,000               $343,000              $315,000
                                                            ========               ========              ========



The following table presents property, plant, and equipment by country based on the location of the asset:

                                                                                    1997                 1998
                                                                                    ----                 ----
United States                                                                     $153,000             $126,000
China                                                                               53,000               65,000
Taiwan                                                                              64,000               84,000
Other foreign countries                                                             41,000               35,000
                                                                                   ------               ------
     Total                                                                        $311,000             $310,000
                                                                                  ========              =======


                                                                      F-14

(11)  Asset Sale Agreement

      In December 1998, the Parent entered into an Asset Sale Agreement (Agreement) with CTS Wireless Components, Inc. (CTS) to sell certain assets, consisting mainly of inventory and fixed assets of its quartz and ceramics product lines for consideration of $94,000 in cash, and the assumption by CTS of $41,000 in debt. The Parent will be eligible to receive an annual earnout payment, limited to $105,000 over a five-year period, based upon the Division achieving certain future financial targets.

      The Agreement principally includes the transfer of intellectual property rights, the transfer of employees' accrued benefits in the Parent's pension and 401k plans, a five-year strategic supplier agreement, and a covenant not to compete for two years. The Parent will provide transition services and manufacturing capability to CTS for amounts approximating fair value to facilitate operating the Division, as its current manufacturing operations are located within other facilities of the Parent.

      Closing of the Agreement is subject to a number of significant conditions, including, among others, the ability of CTS to secure financing to fund this acquisition and the filing of all necessary reports and documents with the Department of Justice pursuant to the Hart-Scott-Rodino Anti-Trust Improvements Act of 1976 and the expiration and termination of applicable waiting periods thereunder, and other governmental approvals. There can be no assurance as to whether or when such approvals will be received or when conditions to close the Agreement will be met.

EXHIBIT 23






                             CONSENT OF KPMG LLP




We consent to incorporation by reference in the registration statements (Nos. 33-27749 and 333-5730) on Form S-8 of CTS Corporation of our report dated February 24, 1999 with respect to the combined balance sheets of the Component Products Division of Motorola, Inc. as of December 31, 1997 and 1998, and the related combined statements of operations and division equity and cash flows for each of the years in the three-year period ended December 31, 1998, which report appears in the Form 8-K/A of CTS Corporation dated May 12, 1999.



/S/KPMG LLP
Chicago, Illinois
May 10, 1999